Exhibit 10.61

Amended and Restated Trust Deed

with respect to the Trust to be known as

The Ensco Multinational Savings Plan

February 16, 2009

between

ENSCO International Incorporated

(as Plan Sponsor)

and

Citco Trustees (Cayman) Limited

(as Original Trustee)

This Amended and Restated Deed is made the 16th day of February 2009 Between
(1)	ENSCO International Incorporated of 500 North Akard Street, Suite 4300, Dallas, Texas, 75201, United States of America, as Plan Sponsor; and

(2)	Citco Trustees (Cayman) Limited, a trust company incorporated under the laws of the Cayman Islands whose registered office is at Windward One, Regatta Office Park, George Town, Grand Cayman, Cayman Islands, as Original Trustee

Whereas:
(A)	The Original Trustee and the Plan Sponsor wish to establish a contribution savings plan to benefit certain non-US employees of the Plan Sponsor and its subsidiary companies, and had accordingly entered into a trust deed dated 31 December 2008 (the "Original Trust").

(B)	As at the date hereof no Eligible Employee holds a Participant Account, and accordingly there are no Participants in the Plan as at the time of signature of this Deed.
(C)	The Trustee and the Plan Sponsor have now made various amendments to the Trust (reflected in this Deed) and wish to establish the contribution savings plan on the terms of this Deed and the Rules.
(D)	The Trustee has declared that it holds $100 on the trusts of this Plan and on the additional terms specified in the Rules.

Now this Deed witnesses as follows:

1	Interpretation

1.1	In this Deed and in the Schedules unless the context otherwise requires:

"Administrator"	means Global Growth Services Incorporated or such other person or institution as may be appointed by the Trustee with the consent of the Plan Sponsor in accordance with the provisions hereof from time to time as administrator of the Plan;

"Annual Bonus"	means the amount received by a Participant by way of annual bonus at the discretion of his Employer

"Base Salary"	means a Participant's gross salary from his Employer less any bonuses, and one time receipts;

"Beneficiary"	means any individual, trustee, or other recipient named by a Participant to receive the proceeds of a Participant Account upon a Participant's death in accordance with the provisions of Rule 6.5 of the Rules (Death Benefits);

"Business Day"	means any day other than a Saturday, Sunday or public holiday on which banks are open for business in each of the Cayman Islands and the State of Texas, United States, or any other place as the Trustee may determine;

"Cayman Islands"	means the British Overseas Territory of the Cayman Islands;

"Company"	means a subsidiary company incorporated with limited liability at the instigation of the Trustee and designated as a Company by the Trustee under the provisions of Rule 3.13 of the Rules (Investment of the Trust Fund);

"Contribution"	means any one or more of the Participant's Salary Deferral Contribution, Participant's Bonus Deferral Contribution, Employer Matching Contribution or Employer Discretionary Contribution made by a Participant, the Plan Sponsor or an Employer under this Plan;

"Custodian"	means UBS Financial, Inc. or such other person or institution as may be appointed by the Trustee with the consent of the Plan Sponsor in accordance with the provisions hereof from time to time as custodian of the Plan;

"Deed"	means this declaration of trust and includes any supplemental deed;

"Dollars" and "US$"	means the lawful currency of the United States for the time being.

"Duties and Charges"	means, all stamp and other duties, taxes, governmental charges (including any charges relating to the acquisition, holding or disposal of foreign currency), brokerage, bank charges, transfer fees, registration fees and other Duties and Charges whether in connection with the constitution of the Trust Fund, the increase of the Trust Fund, or the purchase, sale or acquisition of Investments which may be or become payable in respect of the transaction or dealing in respect of which such Duties and Charges are or may be payable.

"Eligible Employee"	means an employee of an Employer who has been approved as eligible to join the Plan by the Plan Sponsor in accordance with Rule 1.1 (Participation and Eligibility) of the Rules by reason of satisfying the requirements of Rule 1.1 of the Rules;

"Employer"	means a subsidiary or affiliate of the Plan Sponsor admitted or approved to participate in the Plan in writing by the Plan Sponsor;

"Employer Matching Contribution"	means those Contributions determined to be paid by an Employer, in its sole discretion, for the benefit of a Participant who elects to make Participant's Salary Deferral Contribution. The Employer Matching Contribution is calculated as one hundred percent (100%) of the first five percent (5%) of a Participant's Salary Deferral Contribution or such other percentage as the Plan Sponsor may determine from time to time;

"Employer Discretionary Contribution"	means any Contribution made by an Employer other than the Employer Matching Contribution (together with the Employer Matching Contribution referred to as "Employer Contributions");

"Enrollment Form"	means the form of application to join the Plan as approved by the Plan Sponsor (as amended from time to time);

"Expenses"	means all remuneration, costs, charges, expenses, interest and other liabilities which are permitted or required by applicable accounting standards to be charged to income;

"Forfeiture Account"	means a sub-account of the Plan which is reserved for any sums forfeited by the Participant under the Rules and held for the Plan Sponsor absolutely, including, in the discretion of the Plan Sponsor, to fund any Employer Matching Contribution;

"Gross Negligence"	means acts or omissions showing so marked a departure from the standard of care usually expected of a professional engaged in providing the service in question as to demonstrate reckless disregard for the consequences;

"Investment"	means any share, stock, partnership interest, bond, debenture, debenture stock, warrant, convertible bond, loan stock, unit or sub-unit of a unit trust, share or stock option or futures contract, currency or interest rate swap, repurchase agreement, certificate of deposit, bill, note or security of any kind whatsoever issued by, or any loan (or participation therein) made to any person, body (whether or not incorporated), fund, trust, government or agency of any country, state or territory in the world, any participation in a mutual fund or similar scheme and whether fully paid, partly paid or nil paid or such other investment or derivative thereof as the Trustee may from time to time designate in writing;

"Market Value"	means the net value of all assets in a Participant Account in accordance with Rule 4 (Market Value) of the Rules;

"Original Trustee"	means Citco Trustees (Cayman) Limited aforesaid;

"Participant"	means an Eligible Employee of an Employer or the Plan Sponsor who elects to become a Participant in the Plan pursuant to Rule 1 of the Rules (Participation and Eligibility) and who holds a Participant Account;

"Participant Account"	means the sub account in the name of a Participant comprising the accumulated balance of Contributions made by or on behalf of a Participant, and all investment gains, and interest and dividends thereon, less any applicable Duties and Charges, Expenses, Investment losses and withdrawals;

"Participant's Bonus Deferral Contribution"	means the amount a Participant has elected (if any) to contribute to the Plan in whole percentages between 1% and 50% of his Annual Bonus (together with the Participant's Salary Deferral Contribution referred to as "Participant Contributions");

"Participant's Salary Deferral Contribution"	means the amount a Participant has elected (if any) to contribute to the Plan in whole percentages between 1% and 50% of his Base Salary;

"Plan"	means the trusts constituted by or pursuant to this Deed and the Rules;

"Plan Sponsor"	means ENSCO International Incorporated aforesaid;

"Residency Declaration Form"	means the form annexed hereto in Schedule B as amended from time to time by the Plan Sponsor;

"Rules"	means the Rules annexed hereto in Schedule A and includes any supplements or amendments of them;

"Service Time"	means the length of time in which a Participant has been employed by the Plan Sponsor or an affiliated company;

"Termination Date"	means the date on which a Participant ceases to be employed by the Plan Sponsor or any affiliated companies;

"Trustee"	means the Original Trustee or such other person or institution as may be appointed as trustee in accordance with the provisions of Clause 21 of this Deed for the time being of this Plan;

"Trust Fund"	means an initial sum of US$100 held by the Trustee upon the trusts hereof together with all the cash and other property and assets for the time being held or deemed to be held by or on behalf of the Trustee upon the trusts of this Plan as in this Deed set forth;

"Trust Period"	means for the period beginning on the date of establishment of the Plan and ending on the date of termination of the Plan;

"United States" and "U.S."	means the United States of America, each state thereof, the District of Columbia and each territory and possession of the United States of America.

1.2	In this Deed:

(a)	any reference to a Recital, Clause or Schedule is to the relevant recital, Clause or Schedule of or to this Deed and any reference to a sub-Clause or paragraph is to the relevant sub-Clause or paragraph of the Clause or Schedule in which it appears;

(b)	the Clause headings are included for convenience only and shall not affect the interpretation of this Deed;

(c)	the singular includes the plural and vice versa;

(d)	any gender includes the other genders and the neuter;

(e)	any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the general sense of the words preceding those terms;

(f)	references to any document or agreement or any law, statutory enactment, instrument, regulation or statutory instrument are to be construed as references to such law, statutory enactment, instrument, regulation or statutory instrument as in force for the time being and as amended, varied, supplemented, substituted or novated from time to time; and

(g)	section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

1.3	The Recitals and Schedules form part of this Deed and shall have effect as if set out in full in the body of this Deed and any reference to this Deed includes the Recitals and Schedules.

1.4	Words importing persons shall include any firm, partnership, joint venture, body corporate or unincorporated, federation, state (or subdivision) or any government (or agency).

1.5	The words "written" or "in writing" shall include printing, engraving, lithography, facsimile or other means of reproducing words in a visible form or partly in one manner and partly another (and, for the avoidance of doubt, includes any transmission by email or other electronic means).

1.6	Unless otherwise stated, or the Trustee determines otherwise, all figures that include fractions shall be rounded to the nearest two decimal places.

2	Name and Constitution of Plan

The Plan shall be known as the Ensco Multinational Savings Plan or such other name as the Trustee and the Plan Sponsor may agree and jointly resolve in writing to adopt from time to time.

3	Declaration of Trust

3.1	The Trustee shall stand possessed of the Trust Fund during the Trust Period on trust for the Participants on the terms and with and subject to the powers and provisions of this Deed and the Rules.

3.2	All monies forming part of the Trust Fund shall be held or invested in accordance with the provisions of this Deed and the Rules.

4	Deed to Bind and Benefit Participants

Each Participant and any person claiming through or under him shall have both the benefit and the burden of the terms and conditions of this Deed as if each Participant and those other persons had been a party to and had executed this Deed, and as if each Participant and those other persons had covenanted with the Trustee and the Plan Sponsor in this Deed to observe and be bound by all the provisions of this Deed and had thereby authorised the Trustee and/or the Plan Sponsor to do all acts and things that this Deed may or shall require the Trustee or the Plan Sponsor to do, or that the Trustee or the Plan Sponsor may do in accordance with the provisions of this Deed.

5	Limited Liability of Participants

Save as may be otherwise agreed in writing by any one or more Participants, no Participant shall otherwise be liable to pay or indemnify the Trustee, the Plan Sponsor or any other party or otherwise make a payment into the Trust Fund in any respect, including in respect of creditors of the Trustee.

6	Participant to be Treated as Absolute Owner Subject to the Plan

The Trustee shall recognise only the Participants as having any right, title or interest in the Plan. The Trustee shall recognise only the Participant recorded as the owner of the relevant Participant Account and need not recognise any equitable, contingent, future or partial interest in the relevant Participant Account except as required by law or by order of a court of competent jurisdiction (even with actual or constructive notice thereof and notwithstanding any enquiries that the Trustee may be required to make or shall have made concerning the beneficial ownership of a Participant Account).

7	Ownership

7.1	If a Participant changes his name or address, he shall forthwith notify the Plan Sponsor in writing and the Trustee shall, upon compliance by the Participant with any formalities specified by the Trustee, alter the details of the owner of that Participant Account accordingly.

7.2	A Participant shall forthwith notify the Plan Sponsor and the Trustee in writing if he becomes a resident in the Cayman Islands or the U.S., or if an individual becomes domiciled in the Cayman Islands or the U.S., or if he becomes the nominee or trustee for a person resident or domiciled in the Cayman Islands or the U.S.

7.3	The Trustee's records shall be conclusive evidence as to the matters recorded therein, including the ownership of a Participant Account.

8	Trustee's Powers

The Trustee may deal with or dispose of (including to lend, sell, mortgage or charge and whether or not in favour of any affiliate of the Trustee) the Trust Fund or any part of it as if the Trustee were the beneficial owner of it. The administration of this Plan shall be vested in the Trustee, who will delegate such administrative duties as the Plan Sponsor may direct to the Administrator, to act in accordance with this Deed and the Rules.

9	Power of the Trustee to Delegate

9.1	Subject to the terms of this Deed, all or any of the rights, privileges, powers, duties, trusts and discretions vested in the Trustee by law or by virtue of this Deed may be delegated pursuant to written terms and conditions to any person, institution, firm or body corporate (including, without limitation, the Plan Sponsor) with the written approval of the Plan Sponsor.

9.2	Subject to the required approval of the Plan Sponsor, any such delegation may be upon such terms and conditions (including the power to sub-delegate), for such periods and at such remuneration and as the Trustee may determine from time to time.

9.3	Except as provided to the contrary by the approved written terms and conditions of the delegation, the Trustee shall not be bound to supervise the conduct of any delegate or sub-delegate, and shall not be liable for any loss to the Plan incurred by reason of any act or omission of any delegate or sub-delegate, save where such loss arises as a result of the Gross Negligence, wilful default or fraud of the Trustee. The Trustee shall be under no obligation to supervise the Plan Sponsor.

10	Fees and Commissions

The Trustee shall be entitled to pay such commission, finder's fees, management consultancy fees or similar payments as it determines proper and as may be agreed in writing in advance to persons who introduce potential Investments to the Plan.

11	Employment and Commissions

11.1	The Trustee may employ any person, institution, firm or body corporate as an agent on such terms and conditions but in all cases subject to the prior written approval of the Plan Sponsor and for such periods and at such remuneration as the Trustee shall think fit to transact any business regarding this Plan and the Trustee may delegate the exercise of any of its powers and duties under this Deed to any such person or persons that they may select and shall have the power to grant such indemnities and exculpations to such delegates as the Trustee in its absolute discretion shall think fit.

11.2	The Trustee may invest and hold, or allow to remain in the name of, any person as nominee or custodian for the Trustee any assets comprised in this Plan on whatever terms the Trustee thinks fit.

12	Payments Out of the Trust Fund

12.1	The Trustee may pay out of the Trust Fund, the following:

(a)	all stamp and other duties payable from time to time on or in respect of this Deed;

(b)	all Expenses or Duties and Charges;

(c)	all costs of the preparation of supplemental deeds for whatever purpose ;

(d)	all costs, if any, paid in relation to the registration of Investments;

(e)	any taxation arising in respect of any Investments; and

(f)	all other fees, costs or expenses properly incurred, payable or accruable in connection with the management, administration and custody of the Trust Fund.

13	Expenses

13.1	The Trustee may pay or procure payment solely out of the Trust Fund all Expenses, whether incurred by the Trustee, the Plan Sponsor or otherwise relating to the establishment, operations, management and maintenance of the Plan including, without limitation, any (or all) of the following:

(a)	all costs and expenses properly incurred by the Trustee in connection with the establishment or registration, or the existence, of the Plan;

(b)	all reasonable legal, audit, accounting and taxation fees and all other professional and other charges in respect of services rendered to the Plan;

(c)	all costs and expenses arising out of the relationship between the Trustee and the Participants (including, without limitation, circulars and notices to Participants) and third parties;

(d)	all reasonable expenses properly incurred in and incidental to producing, printing and posting or otherwise dispatching the accounts for the Plan together with any report or document to be annexed thereto and any other communications by the Trustee or the Plan Sponsor to any Participant;

(e)	all expenses incurred or in the preparation of supplemental deeds, agreements or other documents relating to the Plan or in relation to the safe custody of the documents of title to any Investments;

(f)	all reasonable expenses of every nature of or incidental to deposits made by or on behalf of the Participants;

(g)	any stamp and other duties, taxes, governmental charges, brokerage, transfer fees, registration fees and other charges payable in respect of the acquisition or realisation of any Investment;

(h)	all taxes and corporate fees payable by the Trustee to any government or other authority or to any agency of any government or authority in any jurisdiction;

(i)	promotional and advertising expenses (if any);

(j)	the costs of post, telephone and fax and all other operating expenses;

(k)	all or any fees, costs or expenses which either of the Trustee or the Plan Sponsor is obliged to pay to any service provider (including, without limitation, any administrator, or custodian) appointed in connection with the operation, management or promotion of the Plan;

(l)	liabilities, costs and expenses incurred in relation to the acquisition, holding and/or disposal of Investments;

(m)	liabilities, costs and expenses incurred in relation to the general business and/or operation of the Plan;

(n)	liabilities, costs and expenses incurred in or in connection with the liquidation of Trust Fund or otherwise in the termination of the Plan;

(o)	any disbursements or out-of-pocket expenses properly incurred on behalf of the Plan by the Trustee in connection with its duties hereunder.

14	Trustee and Information

The Plan Sponsor and an Employer shall as soon as is reasonably practical do everything in his power and give all information in his possession that the Trustee may require in connection with the administration of this Plan.

15	Trustee Exculpation

15.1	Notwithstanding any other provision of this Deed, but without prejudice to sub-Clause 15.2 of this Clause, the Trustee (and any Company and any director or officer of any Company) shall not be liable for any loss, damage, claim, cost or expense which may happen to or be suffered by the Trust Fund or the Plan or any part thereof, or by the income thereof, at any time or from any cause whatsoever unless such loss or damage shall be caused by the Trustee's own Gross Negligence, wilful default or fraud (save, as otherwise provided herein). In particular, but without limitation, the Trustee (and any Company and any director or officer of any Company) shall not be liable or responsible:

(a)	for anything it does or omits to do in reliance upon any notice, resolution, direction or other document, paper or title, or reasonably believed by the Trustee to be both genuine and properly passed, sealed, signed, delivered or otherwise executed (in the absence of its own Gross Negligence, wilful default or fraud);

(b)	for, or for the verification of the authenticity of, any signature on, or any seal affixed to any endorsement on, any certificate or document affecting amounts in a Participant Account, and the Trustee shall not be liable for any forged or unauthorised signature on, or seal affixed to, such endorsement, form or other document, or for acting on, or giving effect to, any forged or unauthorised signature or seal (in the absence of its own Gross Negligence, wilful default or fraud);

(c)	for acting upon any advice of, or information obtained from, any accountants, brokers, lawyers or other agents or advisers acting for either the Trustee or the Custodian, nor for acting on any Investment Direction (as that term is hereafter defined) nor for anything it does or omits to do when relying on that advice, Investment Direction or information(in the absence of its own wilful default or fraud);

(d)	for any misconduct, mistake, oversight, error of judgement or want of prudence of any accountant, broker, lawyer, or other agents or advisers of either the Trustee or the Custodian, (and any advice or information from any such agent or adviser may be given by letter, telegram, telephone, telex message, cable, facsimile transmission or e-mail) and that the Trustee shall not be liable for acting on any advice or information purported to be conveyed by a letter, telegram, telephone, telex message, cable, facsimile transmission or e-mail even if it contains an error, or is not authentic(in the absence of its own wilful default or fraud);

(e)	to account to any Participant or any other person for making or suffering any payment in good faith to any fiscal authority of any jurisdiction for Duties and Charges or other taxes or charges or other assessments in any way arising out of or relating to any transaction of whatsoever nature pursuant to the provisions of this Deed (in the absence of its own wilful default or fraud);

(f)	for the participation of any resident of any jurisdiction requiring registration of disclosure of such participation under applicable law (and, the Trustee may indemnify itself from the relevant Participant Account for any liability arising from the breach of any United States, or other securities, employee benefit or pension related laws concerning the Plan) (in the absence of its own fraud); or

(g)	for any loss, claim or expense resulting from or caused by events or circumstances beyond the Trustee's (or its agents') reasonable control, including without limitation, delay or cessation of services hereunder or any damages resulting as a result of any work stoppage, act of terrorism, power or other mechanical failure, computer virus, natural disaster, governmental action, communications disruption or other impossibility of performance (in the absence of its own fraud).

15.2	Notwithstanding any other provision of this Deed, under no circumstances shall the Trustee or the Company have any liability:

(a)	for any indirect, special or consequential loss or damage;

(b)	for the investment selection, or management or for the purchase or sale of any Investment or alteration of any Participant, all of which are the responsibility solely of the Participant. The Participant shall, in relation to his Participant Account, have all the investment powers of a beneficial owner in respect of Investments and shall have sole power to make all decisions relating to any purchase, sale, exchange or retention of Investments (including determining the price) except as otherwise provided in this Deed and the Rules.

(c)	for the performance of the Custodian, or for the purchase, selection or acceptance of any Investment, nor for the sale, exchange, or alteration of any Investment, none of which are the responsibility of the Trustee or the Company, and neither the Trustee nor the Company shall in any circumstances be responsible for any loss whatsoever arising from the exercise of any power exercised by the Custodian arising out of this Deed or agreement with the Trustee and/or the Company. Neither the Trustee nor the Company shall have a duty to inspect or review the portfolio of Investments or to give any directions or suggestions or warnings in relation to Investments, whether generally or in relation to particular assets or to intervene, in particular where no action is being taken by the Custodian in relation to assets which are falling in value. Nor shall the Trustee nor the Company have any duty to enquire at any point whether the Custodian is acting in bad faith, unless they have actual knowledge of circumstances which strongly indicate that the Custodian is actually acting in bad faith;

(d)	for any loss, damage, claim, cost or expense arising out of any acts or omissions of the Custodian, or act of any instructions or directions given by the Custodian or its delegates, or any failure of the Custodian or its delegates to require or request the Trustee or the Company to exercise any of its powers, duties or discretions;

(e)	for any loss, damage, claim, cost or expense arising as a result of the Trustee's or the Company's reliance on and utilisation of information, records, reports and other data received from any other person; or

(f)	for any loss, damage, claim, cost or expense arising in circumstances where the Trustee or the Company is required or authorised by the provisions of this Deed to act at the direction or upon the advice of or in consultation with the Custodian or the Participants, and the Trustee or the Company has so acted.

15.3	The Administrator, the Trustee and/or the Company, the Plan Sponsor, or the Custodian, without being liable for any consequent loss, shall comply with Investment Directions received by any one of them (as the case may be). The Administrator, the Trustee and/or the Company, the Plan Sponsor, or the Custodian may, however, in their absolute discretion refuse to execute any Investment Directions, or any aspect thereof, if either:

(i)	the Administrator, the Trustee and/or the Company, the Plan Sponsor, or the Custodian (as the case may be) bona fide consider that such execution would or might be in contravention of any of the provisions of the Trust Deed or these Rules, or otherwise at the direction of the Plan Sponsor.

(ii)	the Administrator, the Trustee and/or the Company, the Plan Sponsor, or the Custodian (as the case may be) bona fide consider that such execution would or might make the Administrator, the Trustee or Company, or the Plan Sponsor subject to criminal sanction or civil liability; or

(iii)	the Investment Directions involve an investment or transaction which the Administrator the Trustee and/or the Company, the Plan Sponsor, or the Custodian (as the case may be) consider could have an adverse impact on the reputation of the Administrator the Trustee and/or the Company, the Plan Sponsor, or the Custodian (as the case may be) including, without limitation, where the underlying business activity invested in would or might be considered unlawful, immoral, unethical or otherwise highly controversial.

15.3	Notwithstanding any other provision in this Deed to the contrary, the Trustee shall not be liable for any loss or damage to the Plan caused by the acts or omissions of the Custodian, or of any of its delegates or sub-delegates.

15.4	The Trustee shall not be obliged to enter into any personal commitment which in its determination (and that determination shall be binding on the Participants) is not sufficiently secured by the indemnity out of the Trust Fund or the Trustee's right of recourse to the Trust Fund as conferred by the provisions of this Deed.

15.5	Wherever the Trustee and/or Company is directed to do or refrain from doing a particular thing or act, such direction shall be construed for all purposes as obligatory and the Trustee and/or Company shall be bound to comply with such direction without regard to the interests of the Participants (or any of them) or otherwise unless such resulting act or omission would be contrary to public policy or be in breach of any law or regulation or is reasonably likely to (in the reasonable opinion of the Trustee and/or Company (as the case may be)) materially adversely affect the Trustee and/or Company (as the case may be).

16	Litigation

Save in respect of any action or suit brought against it by a Participant in respect of breach of trust or fiduciary duty, the Trustee shall not be under any obligation to appear in, prosecute or defend any action or suit in respect of the provisions of the Trust Deed and the Rules or in respect of the Trust Fund or any part thereof, which, in its opinion would or might involve them in expense or liability which in, their determination (such determination to be binding upon the Participants) is not sufficiently secured by the indemnity out of the Trust Fund given in this Deed, or by the Trustee's right of recourse to the Trust Fund at law.

17	Custody of Investments

The Trustee shall procure the deposit of all Investments and other property or assets acquired in relation to the Plan with the Custodian (or sub-custodian appointed by the Custodian) (or, in the discretion of the Trustee and upon approval by the Plan Sponsor another nominee) for safekeeping.

18	Auditor, Accounts and Audits

18.1	The Trustee shall appoint an auditor on such terms as the Trustee, with the consent of the Plan Sponsor, decides and shall use its reasonable efforts to ensure that there is at all times an auditor appointed.

18.2	Subject to the terms agreed with any person appointed as the auditor under this Clause, the Trustee may, with the consent of the Plan Sponsor, remove the auditor from office provided the Trustee appoints a replacement in accordance with sub-Clause 18.1.

18.3	The Trustee shall keep or cause to be kept proper books of account and records in which shall be entered all transactions for the account of this Plan.

18.4	The Trustee (or the Administrator on its behalf) shall make available quarterly statements of the Market Value of each Participant Account online at a secure website maintained by the Administrator for access by the Participant.

19	Remuneration of Trustee and Others

19.1	The Trustee shall be entitled to receive remuneration, payable by the Plan Sponsor, in such amounts as shall be agreed in writing from time to time between the Trustee and the Plan Sponsor and in the absence of agreement fees will be charged by the Trustee at its hourly rates from time to time in effect.

19.2	If the Trustee, the Plan Sponsor or any other service provider approved by the Plan Sponsor (or any parent, subsidiary or affiliate of the Trustee or the Plan Sponsor) acts as banker, broker or provides any administrative, professional or other service in respect of the Plan, then it shall, in that capacity, be entitled to receive and retain any fees or expenses agreed to be paid to it by the Plan in connection therewith.

19.3	Any agent shall be entitled to receive such remuneration (if any) as may be agreed in writing from time to time with the Trustee together with all proper out of pocket expenses.

20	Termination of Plan

20.1	This Plan shall terminate on the first to occur of any of the following events:

(a)	if it becomes illegal or, in the opinion of the Trustee or the Plan Sponsor impractical, uneconomic, inadvisable or contrary to the interests of the Participants either to continue this Plan, or to remove it to another jurisdiction;

(b)	if the Plan Sponsor determines; or

(c)	if there is no Custodian appointed for a period not less than thirty (30) days; or

(d)	on the last day of the period commencing on the date of this Deed and expiring 149 years thereafter.

20.2	If this Plan is terminated pursuant to the terms of this Clause, the Plan Sponsor shall forthwith give notice of such termination to all Participants therein.

20.3	Subject to applicable law, the following shall take place on the termination of this Plan:

(a)	the Trustee and/or Company or the Administrator on its behalf shall sell or realise such of the Investments comprised in the Plan as are sufficient (together with any cash on current or deposit account) to meet all costs, Expenses, Duties and Charges and demands of the Plan and such realisation, shall be carried out and completed in such manner and within such reasonable period after the termination of the Plan as the Trustee determines; and

(b)	the Trustee or the Administrator on its behalf shall distribute to each Participant of the Plan shown as a Participant on the register on the date of such termination the vested balance of his Participant Account, such distribution to be made as soon as practicable following the date of such termination.

20.4	The Trustee or the Plan Sponsor may each retain, out of any money in its hands, full provision for all Duties and Charges, costs, charges, Expenses, claims and demands incurred, made or apprehended by the Trustee or the Plan Sponsor in connection with or arising out of the termination of the Plan. The Trustee shall continue to be entitled to its remuneration until the last payment is made to the Participants, notwithstanding the termination of the Plan.

21	Retirement, Removal and Appointment of new Trustee

21.1	The Trustee may retire and be discharged as trustee on giving not less than 60 days' prior written notice to the Plan Sponsor. Subject to sub-Clause 21.3, such retirement and discharge shall take effect only upon the appointment of a successor trustee as provided in this Clause.

21.2	If the Trustee has given written notice to the Plan Sponsor of its intention to retire, and if the Trustee or the Plan Sponsor has identified another corporation incorporated in the Cayman Islands willing to accept the office of Trustee, and which the Trustee determines is suitable in all other respects as a replacement for the Trustee, and, if identified by the Trustee has been agreed to by the Plan Sponsor, the serving Trustee and the Plan Sponsor shall, by deed, appoint such successor trustee as the Trustee.

21.3	If the Trustee has given written notice to the Plan Sponsor of its intention to retire, or if the Trustee goes into liquidation (whether compulsory or voluntary, but excluding a voluntary liquidation for the purposes of reorganisation approved in advance by the Participants), and neither the Trustee nor the Plan Sponsor is able to identify a successor trustee which the Trustee determines is suitable in all other respects as a replacement for the Trustee within two calendar months of the date of the receipt of such notice or the commencement of such liquidation, the Plan Sponsor shall select another corporation incorporated in the Cayman Islands willing to accept the office of Trustee as its desired successor Trustee and shall inform the Trustee accordingly in writing. Promptly following such notification, the Trustee (unless the Trustee is in liquidation) and the Plan Sponsor shall, by deed, appoint the desired successor trustee as the Trustee.

21.4	The Plan Sponsor may at any time remove the Trustee and designate a successor trustee upon 60 days' written notice whereupon the Plan Sponsor shall, by deed, appoint the desired successor trustee as the Trustee.

21.5	Despite having retired or been removed, a former Trustee of this Plan shall have the benefit of all indemnities, powers, privileges and rights of recourse against the Plan conferred on the Trustee by this Deed that were available to the Trustee during its trusteeship in addition to the indemnities, powers, privileges and rights of recourse of a retired trustee at law. Consistent with, and subject to, the preceding sentence, a Trustee shall have power to enter into any indemnity in favour of any former trustee or any other person in respect of any fiscal imposition or other liability of any nature prospectively payable in respect of the Trust Fund or otherwise in connection with this Trust and to charge or deposit the whole or any part of the Trust Fund as security for any such indemnity in such manner in all respects as it shall in its absolute discretion think fit.

22	Discretion of Trustee

Except if and so far as herein otherwise expressly provided, the Trustee shall as regards to all the trusts, powers, authorities and discretions vested in the Trustee with regard to determinations hereunder (or in the event such trusts, powers, authority and discretions have been contracted to professional service providers by the Trustee or such professional service providers shall) have absolute discretion as to the exercise thereof whether in relation to the manner or as to the mode of and time for the exercise thereof.

23	Indemnification of the Trustee

23.1	Subject to sub-Clause 23.2, the Trustee shall be indemnified out of the Trust Fund against all or any actions, proceedings, liabilities, costs, claims, damages, Expenses (including all reasonable legal, professional and other similar expenses) or demands to which it may be put, incur or suffer as Trustee of the Plan.

23.2	Notwithstanding the provisions of sub-Clause 23.1, no indemnity shall be available to the Trustee in respect of any action, proceeding, liability, cost, claim, damage, expense or demand suffered by the Trustee found by the courts of the Cayman Islands to have resulted from the Gross Negligence, wilful default or fraud of the Trustee or its affiliates, and their directors, officers or employees.

24	Amendment of Trust Deed

24.1	Subject to the terms of this Clause, the Trustee may, with the written consent of the Plan Sponsor, and with written notice to the Participants, by deed amend, modify, alter or add to the provisions of this Deed and the Rules in such manner and to such extent as the Trustee considers to be in the best interests of the Participants.

24.2	Unless the Trustee certifies in writing that:

(a)	in its opinion, the amendment, modification, alteration or addition does not materially prejudice the interests of the then existing Participants and does not operate to release the Trustee from any responsibility to Participants; or

(b)	in its opinion, such amendment, modification, alteration or addition is necessary or desirable in order to comply with fiscal, statutory or official requirements (whether or not having the force of law), the amendment, modification, alteration or addition shall require the consent of the majority of Participants to approve the modification, alteration, or addition.

25	Notices

25.1	Any notice to be given under this Deed to a Participant may be given by sending the notice through the post in a letter addressed to him at his last known place of residence on the register. Any notice so sent shall be deemed to be served on the seventh Business Day following that on which it is posted.

25.2	Any notice under this Deed to be given to the Trustee shall be in writing and addressed to the Trustee at an office nominated by the Trustee (subject to the Trustee's discretion to make such other arrangements as it thinks fit). Any notice so sent shall be deemed served on the seventh Business Day following that on which it is posted.

25.3	Any notice to be given under this Deed to the Plan Sponsor may be given by sending the notice through the post in a letter addressed to him at the address notified to the Trustee from time to time provided that, if no such address has been notified, then to the registered office of the Plan Sponsor. Any notice so sent shall be deemed to be served on the seventh Business Day following that on which it is posted.

26	Other Trusts and Services

The Trustee may establish or act as trustee for other trusts separate and distinct from this Plan provided that the Trustee shall keep the operations of, and information related to, this Plan confidential to this Plan.

27	Confidentiality

27.1	Neither the Plan Sponsor nor the Trustee may, either before or after the termination of this Plan, disclose to any person any confidential information relating to the affairs of any Participant or of the Trustee or the Plan Sponsor except:

(a)	under compulsion of law or by any governmental, quasi governmental or regulatory authority or to comply with any law, regulation, anti-money laundering regulations, tax investigations or other similar legislation of any country or territory having relevant jurisdiction;

(b)	to enable the Trustee or the Plan Sponsor to facilitate the operation of the Plan;

(c)	to their respective professional advisors or to any service provider involved in the proper administration or operation of any Plan; or

(d)	with the prior authorization of the person to whom the confidential information relates.

28	Claims only under Formal Plan Documentation

No person shall have any claim, right or interest under this Plan or any claim against the Trustee, the Plan Sponsor or an Employer except under the provisions of this Deed and the Rules.

29	Exercise of Corporate Powers

29.1	Any Trustee that is a corporation or the Plan Sponsor may exercise or concur in exercising any power, right or discretion hereby or by law conferred on that Trustee or the Plan Sponsor by resolution of that corporation or its board of directors or governing body or may delegate the right and power to exercise or concur in exercising that power, right or discretion to any one or more of its directors or officers or employees or to any other person or persons.

29.2	Except where the provisions of this Deed expressly require a deed, a copy of a resolution of the board or committee referred to in sub-Clause 29.1 that has been signed by the chairman of the meeting or a written resolution signed in a manner authorised by the directors of the Company shall be sufficient evidence of the exercise of the power, right or discretion involved.

30	Change in Plan Sponsor

30.1	If an order is made or an effective resolution is passed for the winding-up for the purposes of reconstruction or reconstitution of the Plan Sponsor or the Plan Sponsor is absorbed by or amalgamated with another company or body or if the undertaking of the Plan Sponsor (or the major part thereof) is assigned to or vested in any other company or body the Trustee shall upon direction of the Plan Sponsor or its successor in interest make such arrangements or enter into such agreements (not being arrangements or agreements incompatible with the manner in which the Trust Fund is invested) for the continuance of the Plan and for such reconstructed or amalgamated company or other body to take the place of and become the Plan Sponsor for all purposes of the Plan from a date agreed with the Trustee.

30.2	If it appears to the Plan Sponsor that the Trustee will be unable to make arrangements as aforesaid directed or if the Plan Sponsor gives notice in writing to the Trustee of termination of its liability to contribute to the Plan or of termination of its willingness to continue as Plan Sponsor in relation to the Plan, the Plan Sponsor may request one of the other Employers or another affiliated company to assume the obligations and duties of the Plan Sponsor and if such other Employer or affiliated company is willing to do so such Employer or affiliated company shall take the place of and become the Plan Sponsor for all purposes of the Plan from a date agreed with the retiring Plan Sponsor and the Trustee.

31	Admission of other Employers

The Plan Sponsor shall have power to admit any Employer to participate in the Plan. The Plan Sponsor covenants with the Trustee that an admitted Employer shall comply with and observe the provisions of this Deed and the Rules insofar as such provisions are applicable to Employers other than the Plan Sponsor.

32	Severance

32.1	If any provision of this Deed or the Rules shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other terms of this Deed or the Rules which shall remain in full force and effect.

32.2	If any provision of this Deed is found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid.

32.3	The Trustee and the Plan Sponsor may, in the circumstances referred to in sub-Clause 32.1 and, if sub-Clause 32.2 does not apply, substitute for any invalid or unenforceable provision a valid or enforceable provision, which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

33	Law and Jurisdiction

This Deed shall be governed by, and construed in accordance with the laws of the Cayman Islands and the Cayman Islands shall be the forum for the administration of this Plan. The courts of the Cayman Islands shall have exclusive jurisdiction to determine any disputes which may arise out of, under, or in connection with this Deed and the parties hereby submit to the exclusive jurisdiction of the courts of the Cayman Islands.

In witness whereof, the Original Trustee and the Plan Sponsor have executed this Deed the day and year first before written.

EXECUTED AS A DEED

for and on behalf of

Citgo Trustees (Cayman) Limited

/s/  Christina Belargent

/s/  Simone Leijon

In the presence of:

/s/  Cassandra Ebanks
Witness

EXECUTED AS A DEED

for and on behalf of

Ensco International Incorporated

/s/  Cary Moomjian

In the presence of:

/s/  Phil Islip
Witness

Schedule A The Rules
1 Participation and Eligibility

1.1 Eligibility

(a)	Every Employee who has been employed by an Employer for not less than 30 days continuously and wishes to participate in the Plan shall complete and return to the Plan Sponsor a Residency Declaration form and provide such other information as may be required by the Plan Sponsor and the Trustee.

(b)	The Plan Sponsor may, at its discretion, revocably approve an Employee as being a Participant, provided that no individual shall be approved if the individual:

(i) is a citizen, resident or is employed in the United States or the Cayman Islands;
(ii) is employed in his own country of tax residency;
(iii) is contributing or receiving contributions in respect to any other employer- sponsored savings plan.
(c)	An Eligible Employee may participate in the Plan on the first Business Day of the month following his notification by the Plan Sponsor that he has been approved as a Participant.
1.2 Participant Contributions and Employer Matching Contributios

(a)	Every Eligible Employee who wishes to become a Participant and make Participant Contributions, and who wishes to be entitled to receive Employer Matching Contributions, shall complete and return to the Plan Sponsor an Enrolment form and provide such other information as may be required by the Plan Sponsor.

(b)	The Plan Sponsor may, at its discretion, approve a Participant's entitlement to make Participant Contributions and receive Employer Matching Contributions.

(c)	Once notified by the Plan Sponsor of its approval under Rule 1.2(b), a Participant becomes entitled to make Participant Contributions and receive Employer Matching Contributions.

1.3 Effects of Misinformation

If any person makes a false statement as to any of the matters referred to in these Rules, the Trustee may, on discovering the fact, take such actions in respect of a Participant Account or monies due to that Participant or refrain from acting as the Trustee in its absolute discretion thinks fit, including causing all non-vested amounts in a Participant Account to be forfeited without further notice to the Participant and transferred to the Forfeiture Account.

2 Contributions

2.1 Participant Contributions

(a)	A Participant may elect to contribute the Participant's Salary Deferral Contribution to his Participant Account by notifying the Plan Sponsor in writing or by electronic means of his chosen percentage (if any). All such Contributions shall be deducted by his Employer or the Plan Sponsor from the Participant's monthly Base Salary (or, if the Participant does not receive his Base Salary monthly, at such frequency as shall be determined by his Employer or the Plan Sponsor) and paid by his Employer or the Plan Sponsor as soon as administratively practicable to the Trustee which shall, together with any other amounts received under this Rule 2, be deposited into the relevant Participant Account.

(b)	A Participant may elect to contribute the Participant's Bonus Deferral Contribution to his Participant Account by notifying the Plan Sponsor in writing of his chosen percentage (if any) prior to 31 January in the year in which the Annual Bonus becomes payable. A Participant's Bonus Deferral Contribution shall be deducted by his Employer or the Plan Sponsor from the Participant's Annual Bonus and paid by his Employer or the Plan Sponsor as soon as administratively practicable to the Trustee to be credited to the Participant Account.

2.2 Employer Contributions

(a)	Contemporaneously with each Participant's Salary Deferral Contribution, his Employer or the Plan Sponsor shall contribute to each Participant Account (in respect of each Participant employed by that Employer making Participant's Salary Deferral Contributions) the Employer Matching Contribution.

(b)	An Employer may pay such Employer Discretionary Contributions to each Participant Account (in respect of each Participant employed by that Employer) at its discretion, as to the amount and to the timing of the payment. All such Employer Discretionary Contributions shall be paid to the Trustee who shall deposit such amount into the relevant Participant Accounts.

2.3 Receipt and Application of Contributions

All Contributions shall be paid to a bank account nominated by the Trustee in cleared funds. All Contributions shall be credited to a money market or fixed income bank account until they can be invested in the manner set out in Rule 3 of these Rules.

2.4 Change in Participant's Salary Deferral Contributions

(a)	A Participant may elect to change his chosen percentage of the Participant's Salary Deferral Contributions at any time subject to the limitations contained in Rule 2.1. Any changes to the Participant's Salary Deferral Contributions must be made in writing to the Plan Sponsor and shall become effective as soon as administratively practicable following the Plan Sponsor receiving notice thereof.
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(b)	A Participant may suspend, reduce, terminate or recommence his Participant's Salary Deferral Contributions at any time, which shall take effect as soon as administratively practicable following the Plan Sponsor receiving notice thereof.

2.5 Receipt of individual transfers

The Trustee may not accept into this Plan a transfer payment from an administrator of any other retirement plan or scheme to which a Participant formerly contributed.

2.6 Currency

All contributions and benefit amounts under this Plan shall be calculated and paid in U.S. dollars.

3 Investment of the Trust Fund

3.1	All Contributions received by the Trustee for or on behalf of a Participant, and Investments, income, profits, gains or losses arising from or attributable to those Contributions shall form part of the relevant Participant Account and shall be paid to or under the control of the Trustee and/or the Company to be held subject to the provisions of these Rules for the benefit of the relevant Participant.

3.2	The Trustee or, if applicable, the Custodian, shall apply the Contributions received by or on behalf of a Participant to the acquisition or purchase of one or more Investments, as selected by such Participant pursuant to Rule 3.5.

3.3	A Participant may, to the extent permitted by the Plan Sponsor, manage the Investments comprised in his Participant Account and neither the Trustee, the Custodian nor the Plan Sponsor shall be liable or in any manner be responsible for any losses made in such Participant Account arising as a consequence of such Participant's management of the investments.

3.4	Any Investment held by the Trustee or the Custodian may be realised in order to provide funds in cash which are properly required to pay any Expenses, Duties or Charges or fund withdrawals.

3.5	At any time, a Participant can make investment selections for investment of the assets in his Participant Account by way of giving written directions (including electronic or online directions through the secure website maintained by the Administrator) to the Administrator or the Plan Sponsor, on behalf of the Trustee and/or the Company ("Investment Directions"). Contributions can be directed into the selection of Investments in whole percentages in increments of at least 10%. If the Participant fails to give an Investment Direction, for whatever reason, the Administrator will direct the Custodian to invest all Contributions attributable to such Participant in a money market account and such Contributions will remain in that account until the Participant notifies the Plan Sponsor or the Administrator in writing of his Investment selection.

3.6	The Trustee and/or the Company may determine to engage the Custodian to invest the Trust Fund as directed by the Plan Sponsor and/or the Participants within the limits and for the period stipulated between the Plan Sponsor and the Custodian and the Trustee and/or the Company may, at the direction of the Plan Sponsor, settle the terms and conditions for the engagement of the Custodian including, if it thinks fit, terms and conditions as to remuneration and reimbursement of the Custodian's Expenses at the expense of the Plan Sponsor and provisions (which may include the giving of security or indemnities) to protect the Custodian from any loss.
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3.7	If the appointment of the Custodian is terminated for any reason in relation to the Plan, the Plan Sponsor may direct the Trustee to appoint a successor Custodian for the Plan.

3.8	The Trustee shall not be bound to inquire into nor be in any manner responsible for any change in the legal status of the Custodian.

3.9	The Trustee shall incur no liability for any action taken pursuant to or for following the advice of the Custodian however communicated.

3.10	Notwithstanding any other provision of these Rules, the Trustee shall not be required to effect any acquisition, realisation, disposal, transfer or other transaction of whatsoever nature concerning the Plan if personal liability (being liability other than liability incurred by the Trustee solely by virtue of acting in its capacity as trustee) may be incurred by it pursuant to such acquisition, realisation, disposal, transfer or other transaction.

3.11	No person dealing with the Trustee and/or the Company shall be concerned to see or enquire as to whether the transaction is authorised by the Trustee and/or the Company or is contrary to any of the provisions of these Rules to the intent that any such person shall be entitled and bound to assume that the Trustee and/or the Company has full power and authority to deal with, or dispose of, the Trust Fund as if the Trustee and/or the Company was the beneficial owner of the Trust Fund.

3.12	The Trustee may exercise any power or discretion to enter into and carry into effect any transaction authorised under these Rules or by the general law notwithstanding that it may have some different or conflicting interest in the mode or result of exercising the power or the discretion or the transaction (whether a personal interest or an interest in the capacity of sole trustee or as one of the trustees of another trust) and is not accountable for any profit made or derived by it in such capacity as a result, but the Trustee may abstain from acting except as a merely formal party in any matter in which it may have a different or conflicting interest.

3.13	The Trustee shall with the consent of the Plan Sponsor incorporate or otherwise establish, or may accept as an addition to the Plan, a Company to hold the Trust Fund and to facilitate the operation of the Plan. The Trustee shall hold the entire issued share capital of such Company as part of the Plan. Where a Company holds the Trust Fund, rights duties and powers vested in or imposed on the Trustee in the Trust Deed and these Rules shall, where the context permits, be construed also as a right duty or power of the Company.

3.14	No Participant may invest more than fifty percent (50%) of his Participant Contributions or his Employer Contributions in shares in the Plan Sponsor, and no Participant may direct the sale of any assets in his Participant Account and reinvest in shares in the Plan Sponsor if such sale and reinvestment would directly result in the Participant Account holding more than fifty per cent (50%) by value of its assets in shares in the Plan Sponsor provided however that the value of the shares of the Plan Sponsor may exceed fifty percent (50%) of the total value of a Participant Account through appreciation or deprecation of assets in the Participant Account.
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3.15	No Participant may pledge either in whole or in part or create any security interest in or over any assets in a Participant Account or to enter into any loan agreements in respect of any assets in a Participant Account.

3.16	All rights of voting conferred by an Investment shall be exercised by the Company or the Administrator on its behalf at the direction of the Plan Sponsor, such direction to be notified to the Administrator on behalf of the Company at least five (5) Business days before the vote is to be cast. The Company shall have no liability or responsibility in respect of any vote made, or failure to vote if the Plan Sponsor has not directed the Company or the Administrator on its behalf how to vote on any particular matter.

4 Market Value

4.1 Determination of Market Value

(a)	The Trustee (or the Administrator on the Trustee's behalf) shall cause to be determined the Market Value of each Participant Account and shall indentify the Market Value thereof as attributable to Participant's Salary Deferral Contributions, Participant's Bonus Deferral Contributions, Employer Matching Contributions and Employer Discretionary Contributions at least once per calendar month or at such time as the Plan Sponsor may otherwise direct.

(b)	Neither the Trustee nor the Plan Sponsor shall be liable to account to any Participant or otherwise for any payment made or suffered by the Trustee in good faith and in the absence of wilful default, fraud or Gross Negligence to any duly empowered fiscal authority of any jurisdiction for Duties and Charges or other taxes or charges or other assessments in any way arising out of or relating to any transaction of any nature under the provisions of this Plan notwithstanding that the payments ought not to be or need not have been made or suffered.

5 Vesting

5.1 Participants will become vested in Employer Contributions based on the following:

(a)	33.33% of Employer Contributions shall be vested after the Participant's credit for one year of Service Time;

(b)	66.667% of Employer Contributions shall be vested after the Participant's credit for two years of Service Time; and

(c)	100% of Employer Contributions shall be vested after the Participant's credit for three years of Service Time.

5.2	Notwithstanding Rule 5.1 (a)-(c), Employer Contributions shall be one hundred percent (100%) vested:

(a)	on a Participant's sixty-fifth (65th) birthday if he shall be employed by the Plan Sponsor or an affiliated company at such time; or

(b)	on a Participant's death if he is employed by the Plan Sponsor or an affiliated company on the date of death; or
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(c)	on the termination of the Plan in accordance with Clause 20 of the Trust Deed.

5.3	A Participant's Contributions shall be immediately fully vested and, subject to Rules 6.1, 6.8 and 6.11 be non-forfeitable.

5.4	If a Participant's employment terminates but the Participant is subsequently re-employed by an Employer, all Service Time before the Participant's prior Termination Date will be included for the purposes of determining vesting under Rule 5.1. If a Participant is re-employed by an Employer or affiliated company within 12 months of a Participant's prior Termination Date, the length of time between a Participant's Termination Date and the date of subsequent re-employment with an Employer or affiliated company shall also be included as relevant Service Time for the purposes of determining vesting under Rule 5.1.

6 Termination of Benefits

6.1 Distribution upon Termination of Employment with all Affiliated Companies

(a)	If a Participant's employment with an Employer and all affiliated companies of the Plan Sponsor is terminated (whether at an Employer's or Participant's instance) for any reason except for his death (of which Rule 6.5 shall apply), the Participant shall withdraw the entire vested balance of his Participant Account.

(b)	To effect the withdrawal, the Participant shall submit his withdrawal instructions to the Plan Sponsor, in writing (which shall comply with the provisions of Rule 6.3(b)), within six (6) months of his Termination Date, following which the Plan Sponsor shall direct the Trustee to pay or transfer the vested balance in such Participant Account in accordance with the Participant's withdrawal instructions. The Trustee shall make the payment to the Participant as soon as administratively practicable.

(c)	If the Trustee cannot, for any reason, effect the payment within six (6) months of the Participant's Termination Date, the Trustee, and/or the Company, (or the Administrator on its behalf) shall sell or realise all Investments in the relevant Participant Account and transfer the proceeds (and any interest or dividends accruing thereon) to a money market account to be on trust for the Participant pending receipt of withdrawal instructions from the Participant not later than six (6) years from the Participant's Termination Date. In default thereof if the Trustee remains unable to effect a payment to the Participant for any reason, such amount (and any interest and dividends accruing thereon) shall be forfeited and deposited into the Forfeiture Account.

(d)	The Participant will, subject to Rule 6.1(e) below, on the date his employment with an Employer terminates, cease to be entitled to make or receive Contributions.

(e)	A Participant who has been transferred from employment with an Employer to employment with an affiliated company of the Plan Sponsor may, at the Plan Sponsor's discretion, remain entitled to the Employer Discretionary Contribution.

(f)	In the event that the Plan Sponsor determines that a Participant is no longer eligible to participate in the Plan but is still employed by an Employer, the Participant may not make or receive any Contributions, nor make withdrawals to or from his Participant Account for any reason except as provided in Rule 6.4.
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6.2	Prohibition of Assignment of Benefits

No Participant may in any way assign or charge his beneficial interest under the Plan.

6.3	Other Matters Regarding Withdrawals

(a)	No Participant has any right to withdraw amounts from his Participant Account other than as provided for under these Rules or subject to the consent of the Plan Sponsor.

(b)	Subject to Rule 6.5, all withdrawals of monies from a Participant's Account shall be paid to a bank account in the name of the Participant and remittances of redemption proceeds (net of the costs of the remittance) shall generally be by cheque or wire transfer in U.S. dollars (at the Trustee' discretion) as soon as administratively practicable. In the absence of directions to the contrary, remittances shall be by wire transfer sent to an account in the name of the Participant and otherwise at the direction of the Participant and subject thereto, by cheque to the last known address of the Participant appearing on the register. The Trustee shall not be liable for any loss resulting from the absence of directions.

(c)	Except as otherwise stated herein, the balance of a Participant Account for the purposes of all distributions or withdrawals under these Rules shall be the Market Value on the date the distribution or withdrawal from the Participant Account is made.

6.4	Hardship Withdrawal

A Participant may elect to withdraw all or part of the vested balance in his Participant Account in cases of financial hardship with the prior approval of the Plan Sponsor. All applications for hardship withdrawal must be made in writing to the Plan Sponsor setting out the basis of the hardship condition and the Plan Sponsor may ask for such information and any supporting documentation from the Participant as it sees fit to prove such hardship. Should the Plan Sponsor approve a case of hardship, a withdrawal will be effective as soon as administratively practicable and the value of the Participant Account shall be determined by the Market Value on the date such amount is withdrawn.

6.5	Death Benefits

(a)	A Participant shall indicate his choice of Beneficiary by notification of such choice in writing to the Plan Sponsor using the Beneficiary designation form approved by the Plan Sponsor. A Participant's choice of Beneficiary may be amended at any time by the Participant by notifying the Plan Sponsor in writing using the Beneficiary designation form approved by the Plan Sponsor. Any benefits paid will be paid to the Beneficiary on file and of record with the Plan Sponsor as of the date of the Participant's death or pursuant to Rule 6.5(b).

(b)	In the event of the death of a Participant leaving monies in his Participant Account, the vested balance of his Participant Account will be applied to provide a lump sum benefit which shall be held by the Trustee in trust with power to pay or apply it as soon as administratively possible, upon notification of the Participant's death, to, or for the benefit of, the Beneficiary and in default thereof to the Participant's surviving spouse, and, subject thereto, to the Participant's children (including adopted children), per stirpes, and, subject thereto, to the Participant's parents in equal shares or the survivor thereof, and, subject thereto, to the Participant's personal representative who is entitled to administer his estate under the laws of his documented residency and/or tax domicile.
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6.6	Compulsory Distribution and Removal from the Plan

The Trustee may, on thirty (30) Business days' notice to the relevant Participant, compulsorily distribute, following the expiration of the notice period, all or any of the amounts held for and on behalf of such Participant. All distributions under this Rule shall be paid by the Trustee to the Participant in the manner set out at Rule 6.3(b). Such compulsory distribution may be effected if it comes to the notice of the Trustee or the Plan Sponsor, or if the Trustee or the Plan Sponsor has reason to believe, that any part of the Plan is owned directly or beneficially by:

(a)	any person in breach of any of the provisions of the Deed or these Rules, or any law, regulation or legally binding requirement of any country, governmental, judicial or fiscal authority; or

(b)	any person in circumstances which in the opinion of the Trustee or the Plan Sponsor might result in the Plan, the Trustee or the Plan Sponsor (or an affiliated company) incurring any liability for taxation or suffering any legal, pecuniary, regulatory or material administrative disadvantage which the Plan, the Trustee or the Plan Sponsor (or an affiliated company) might not otherwise have incurred or suffered.

6.7	Non-Vested Amounts

Employer Matching Contributions and Employer Discretionary Contributions which are not vested at the time a Participant's employment with the Plan Sponsor and all affiliated companies terminate, shall be forfeited and such amounts, as adjusted for earnings and losses, shall be deposited in the Forfeiture Account.

6.8	Evidence of Entitlement

The Trustee may, before paying or applying any proceeds, require any information from the person to whom or for whose benefit those proceeds may be payable or applied including the production of a certificate (or other appropriate evidence) of the birth or death of an individual or the identity of any person or any other material matter, provided always that the Plan Sponsor's determination as to the identity of the Participant's Beneficiary shall be final and binding on all parties.

6.9 Incapacity to Manage Affairs

(a)	If any person entitled to any redemption proceeds under this Plan is in the opinion of the Trustee incapable of managing his affairs or of giving a valid receipt, the Trustee may pay all or some of that entitlement to whatever person or body it thinks fit to be applied for his benefit. The Trustee shall not, however, be under any obligation to enquire into the capacity of any person and may presume a person has capacity until the Trustee has actual notice of incapacity.

(b)	The Trustee shall be under no obligation to see to the application of any redemption proceeds paid in accordance with this Rule and the receipt of the person or body to whom the redemption proceeds is paid shall be a complete discharge to the Trustee in respect of that payment.
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6.10 Termination of Claims and Responsibility

(a)	No person shall have any claim on the Trustee or this Plan to the extent that he has received (directly or to his order) the proceeds due to him.

(b)	The Trustee shall not be in any way responsible for or bound to inquire into the use and application of any transfer payment from the Trust Funds which they make in relation to any person in accordance with the Rules.

6.11	Unclaimed Proceeds

Any amounts not claimed within six (6) years of a Participant's Termination Date shall cease to be claimable and shall be forfeited and such amounts shall be transferred to the Forfeiture Account.
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